Exhibit 10.26
EIGHTH AMENDMENT TO
CREDIT AGREEMENT
     THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Eighth Amendment to Credit Agreement”), made and entered into as of the 22nd day of August, 2005, by and between VIRBAC CORPORATION, a Delaware corporation (“Virbac”), PM RESOURCES, INC., a Missouri corporation (“PM Resources”), ST. JON LABORATORIES, INC., a California corporation (“St. JON”), FRANCODEX LABORATORIES, INC., a Kansas corporation (“Francodex”), and VIRBAC AH, INC., a Delaware corporation (“Virbac AH,”), and DELMARVA LABORATORIES, INC., a Virginia corporation (“Delmarva,” and collectively with Virbac, PM Resources, St. JON, Francodex and Virbac AH referred to herein as the “Borrowers”), and FIRST BANK, a Missouri state banking corporation (“Bank”).
WITNESSETH:
     WHEREAS, Borrowers heretofore jointly and severally executed and delivered to Bank a Revolving Credit Note dated September 7, 1999, in the principal amount of up to Ten Million Dollars ($10,000,000.00), payable to the order of Bank as therein set forth, which Revolving Credit Note has been most recently amended and restated by that certain Revolving Credit Note dated May 6, 2005 in the original principal amount of up to Fifteen Million Dollars ($15,000,000.00) (as amended and restated, the “Note”); and
     WHEREAS, the Note is described in a certain Credit Agreement dated as of September 7, 1999 made by and among Borrowers and Bank, as previously amended by an Amendment to Credit Agreement dated as of December 30, 1999 made by and among Borrowers and Bank, by a Second Amendment to Credit Agreement dated as of May 1, 2000 made by and among Borrowers and Bank, by a Third Amendment to Credit Agreement dated as of April 4, 2001 made by and among Borrowers and Bank, by a Fourth Amendment to Credit Agreement dated as of August 7, 2002 made by and among Borrowers and Bank, by a Fifth Amendment to Credit Agreement dated as of August 11, 2003 made by and among Borrowers and Bank, by a Sixth Amendment to Credit Agreement dated as of September 3, 2003 made by and among Borrowers and Bank, by a Seventh Amendment to Credit Agreement dated as of March 1, 2004 made by and among Borrowers and Bank, by a certain Forbearance Agreement dated as of dated as of April 9, 2004 made by and among Borrowers and Bank, as previously amended by a certain Amendment to Forbearance Agreement dated as of May 10, 2004 made by and among Borrowers and Bank, by a certain Second Amendment to Forbearance Agreement dated as of August 9, 2004 made by and among Borrowers and Bank, by a certain Third Amendment to Forbearance Agreement dated as of February 7, 2005 made by and among Borrowers and Bank, by a certain Letter Amendment dated as of April 1, 2005 made by and among Borrowers and Bank, and by a certain Fifth Amendment to Forbearance Agreement dated as of May 6, 2005 made by and among Borrowers and Bank (as amended, the “Loan Agreement,” all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement); and
     WHEREAS, Borrowers and Bank desire to amend and modify the Note and the Loan Agreement as hereinafter set forth;
     NOW, THEREFORE, in consideration of the premises and the mutual provisions and agreements hereinafter set forth, the parties hereto do hereby mutually promise and agree as follows:
     1. The third paragraph beginning with the word “WHEREAS” on the first page of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:

     WHEREAS, Borrowers, including Virbac AH, Francodex and Delmarva which have been added as parties to the credit facilities, have requested that the aggregate amount thereof be amended to an aggregate principal amount of up to Fifteen Million Dollars ($15,000,000.00) and otherwise amended on the terms and conditions set forth herein, with such loans to mature on September 30, 2006; and
     2. Section 1 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:
     The “Term” of this Agreement shall commence on the date hereof and shall end on September 30, 2006, unless earlier terminated upon the occurrence of an Event of Default under this Agreement.
     3. The definition of “Consolidated Debt Service” in Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:
     Consolidated Debt Service shall mean the sum of all of Virbac’s and its Consolidated Subsidiaries’ payments of principal scheduled on all long term borrowed money Indebtedness (including, without limitation, any scheduled or unscheduled Subordinated Indebtedness payments) within the twelve month period following the date of any such calculation, plus Consolidated Interest Expense during the twelve month period preceding the date of any such calculation, all determined on a consolidated basis and in accordance with Generally Accepted Accounting Principles consistently applied.
     4. The definition of “Consolidated EBITDA” in Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:
     Consolidated EBITDA shall mean, for the period in question, the sum of (a) Consolidated Net Income of Virbac and its Consolidated Subsidiaries during such period plus (b) to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense of Virbac and its Consolidated Subsidiaries during such period, plus (ii) Consolidated Tax Expense made by Virbac and its Consolidated Subsidiaries during such period (whether paid or deferred), plus (iii) all depreciation and amortization expenses of Virbac and its Consolidated Subsidiaries during such period, plus (iv) any extraordinary losses of Virbac and its Consolidated Subsidiaries during such period, plus (v) any losses incurred by Virbac and its Consolidated Subsidiaries from the sale or other disposition of Property other than in the ordinary course of business during such period plus (vi) any non-cash charge required to be made by Virbac and its Consolidated Subsidiaries during such period for impairment of goodwill and other intangible assets under U.S. Financial Accounting Standard Number 142 entitled “Goodwill and Other Intangible Assets” minus (c) to the extent added in determining such Consolidated Net Income, the sum of (i) any extraordinary gains of Virbac and its Consolidated Subsidiaries during such period plus (ii) any gains realized by Virbac and its Consolidated Subsidiaries from the sale or other disposition of Property other than in the ordinary course of business during such period, all determined in accordance with Generally Accepted Accounting Principles consistently applied for the period in question ending as of the date of any such calculation.
     5. A new definition of “Eighth Amendment” shall be added to Section 2 of the Loan Agreement in proper alphabetical order as follows:

     Eighth Amendment shall mean that certain Eighth Amendment to Credit Agreement dated as of August 22, 2005 made by and among Borrowers and Bank.
     6. The definition of “Floating Rate Margin” in Section 2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:
     Floating Rate Margin shall mean One-Half of One Percent (0.50%) per annum.
Interest accrued under the Note prior to the date of this Eighth Amendment to Credit Agreement shall continue to be due and payable, until paid, at the rates applicable prior to the amendment made under this paragraph 6.
     7. Section 3.1(c) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:
     (c) Borrowing Base. For purposes of computing the amount of the Loans available under this Section 3.1, the “Borrowing Base” shall mean the sum of:
          (i) Eighty Percent (80%) of the face amount of Eligible Accounts of each of the Borrowers, plus
          (ii) the lesser of (A) Fifty Percent (50%) of the Eligible Inventory of each of the Borrowers, or (B) $3,500,000.00; plus
          (iii) an amount determined by Bank as the loan value of Borrowers’ fixed assets, which amount shall be deemed to be equal to: (A) $9,000,000.00 through the month of September, 2005, minus (B) an amount equal to $250,000.00 multiplied by the number of quarters occurring since September 30, 2005, commencing with the first such subtraction of $250,000.00 for the quarter ending December 31, 2005 in connection with the calculation of the Borrowing Base for December, 2005.
     8. Section 3.1(d) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:
     (d) Borrowing Base Certificate. Borrowers shall deliver to Bank on the last day of each month, commencing in the month of August, 2005, a borrowing base certificate in the form of Exhibit A attached to the Eighth Amendment and incorporated herein by reference (a “Borrowing Base Certificate”) setting forth:
          (i) the Borrowing Base and its components as of the end of the immediately preceding month;
          (ii) the aggregate principal amount of all outstanding Loans and the aggregate face amount of all issued and outstanding Letters of Credit; and
          (iii) the difference, if any, between the Borrowing Base and the aggregate principal amount of all outstanding Loans plus the aggregate face amount of all issued and outstanding Letters of Credit.

The Borrowing Base shown in such Borrowing Base Certificate shall be and remain the Borrowing Base hereunder until the next Borrowing Base Certificate is delivered to Bank, at which time the Borrowing Base shall be the amount shown in such subsequent Borrowing Base Certificate. Each Borrowing Base Certificate shall be certified (subject to normal year-end adjustments) as to truth and accuracy by the President, principal financial officer or controller of each of the Borrowers.
All references in the Loan Agreement and the other Transaction Documents to the “Borrowing Base Certificate” and other references of similar import shall hereafter be amended and deemed to refer to a Borrowing Base Certificate in the form of the Borrowing Base Certificate, as amended and restated in the form attached hereto as Exhibit A.
     9. The last sentence of Section 3.2 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:
Contemporaneously with the execution of the Eighth Amendment (amending this Agreement), Borrowers shall execute and deliver to Bank a Note of Borrowers dated as of August 22, 2005 and payable jointly and severally to the order of Bank in the original principal amount of Fifteen Million Dollars ($15,000,000.00) in the form attached as Exhibit B to such Eighth Amendment and incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the “Note”).
     10. Section 3.4 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:
          3.4 Interest Rates.
     (a) Each Loan shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus Floating Rate Margin, each in effect from time to time during the period when such Loan is outstanding, with changes in the interest rate taking effect on the date a change in the Prime Rate is made effective generally by Bank.
     (b) Blank Intentionally.
     (c) From and after the maturity of the Note, whether by reason of acceleration or otherwise, the entire unpaid principal balance of each Loan shall bear interest, payable upon demand, until paid at a rate per annum equal to Three and Three-Fourths Percent (3.75%) over and above the Prime Rate, fluctuating as aforesaid.
     (d) Interest shall be computed with respect to all Loans on an actual day, 360-day year.
     11. Section 3.15 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:
          3.15 Commitment Fee. Borrowers shall jointly and severally pay to Bank on the fifteenth (15th) day following the end of each December, March, June and September during the Term of this Agreement and on the last day of the Term hereof, a commitment fee (the “Commitment Fee”) in an amount equal to One-Fourth of One Percent (0.25%) per annum calculated on the basis of the unused Bank’s Commitment during the preceding fiscal quarter of Borrowers ending as of the last day of each

December, March, June and December, which unused Bank’s Commitment shall be arrived at by dividing the aggregate of the daily unused Bank’s Commitment for each day of that quarter as of the close of each day by ninety (90) (or by the actual number of days for any partial quarter). Payment of the Commitment Fee is a condition precedent to Bank’s obligations to make any new Loans hereunder.
     12. Section 3.16 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:
     3.16 Maturity. All Loans not paid prior to September 30, 2006, together with all accrued and unpaid interest thereon, shall be due and payable on September 30, 2006 (the “Maturity Date”).
     13. Section 7.1(a) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:.
(a) Information. Borrowers will deliver to Bank:
          (i) As soon as available and in any event within one hundred five (105) days after the end of each fiscal year of Borrowers, the consolidated balance sheet of Virbac and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, all with consolidating disclosures and setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with Generally Accepted Accounting Principles consistently applied and audited by and accompanied by the unqualified opinion of independent certified public accountants of nationally recognized standing selected by Virbac and reasonably acceptable to Bank together with (i) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (ii) the computations of such accountants evidencing Borrowers’ compliance with the financial covenants contained in this Agreement;
          (ii) As soon as available and in any event on or before the last day of each month, the balance sheets of each of the Borrowers and its respective Consolidated Subsidiaries as of the end of the immediately preceding month and the related consolidated statements of income, retained earnings and cash flows for such immediately preceding month and for the portion of each such Borrower’s fiscal year ended at the end of such immediately preceding month, all (except for such balance sheets) with consolidating disclosures and setting forth in each case in comparative form, the figures for the corresponding month and the corresponding portion of each such Borrower’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by the principal financial officer or controller of each such Borrower;
          (iii) simultaneously with the delivery of each set of financial statements referred to in Section 7.1(a)(i) above and simultaneously with the delivery of each set of financial statements referred to in Sections 7.1(a)(ii) above for the last fiscal month of a fiscal quarter of Borrower, a certificate of the principal financial officers or controllers of Borrowers in the form attached hereto as Exhibit E and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate, (A) evidencing Borrowers’ compliance with the financial covenants contained in Section 7.1(i) of this Agreement, (B) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrowers are taking or proposes to take with respect thereto and (C) certifying that all of the representations and warranties of Borrowers and/or any other Obligor contained in this Agreement and/or in any of the other Transaction Documents are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate;
          (iv) On or before the last day of each month, the Borrowing Base Certificate dated as of the last day of the immediately preceding month, as required pursuant to Section 3.1(d) hereof, together with: (A) an Accounts trial balance of Borrowers and their Consolidated Subsidiaries as of such immediately preceding month-end indicating which Accounts are up to 30, 31 to 60, 61 to 90 and 91 days or more past the invoice date and including, if requested by the Bank, a listing of the names and addresses of all applicable Account Debtors, (B) a summary of accounts payable of Borrowers and their Consolidated Subsidiaries showing which accounts payable are current, up to 30, 31 to 60, 61 to 90 and 91 days or more past due, with contra accounts identified therein, and including, if requested by the Bank, a listing of the names and addresses of applicable creditors, (C) an Inventory listing, with obsolete, packaging and offsite inventory noted thereon, (D) a listing of all foreign account debtors, (E) a listing of all Accounts for which the Account Debtor is a Related Party to one or more of the Borrowers, (F) any other additional schedules necessary to compute the Borrowing Base which may be required by the Bank, (G) if requested by Bank, a schedule of the current outstanding orders of the ten largest customers of the Borrowers as of the preceding month-end, and (H) a schedule of the preceding month’s gross sales and net sales (after discounts and other incentives) to each customer of the Borrowers, all in form and detail reasonably satisfactory to Bank and certified as being true, correct and complete by the President or the chief financial officer of the Borrowers;
          (v) on or before the last day of each month, commencing with the next such delivery on August 31, 2005 for the month of September, 2005, a cash budget for Borrowers for the following fiscal month, setting forth Borrowers’ projections based upon the best estimates available to Borrowers as to the anticipated cash receipts and cash disbursements of Borrowers as well as the anticipated repayments of the outstanding loans under this Agreement and the Notes, certified to Lender by the President or Chief Financial Officer of the Borrowers as to fairness of assumptions made and form of presentation;
          (vi) Promptly upon receipt thereof, any reports submitted to any of the Borrowers or any Consolidated Subsidiary of any of the Borrowers (other than reports previously delivered pursuant to Sections 7.1(a)(i) and (ii) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of any of the Borrowers or any Consolidated Subsidiary of any of the Borrowers;
          (vii) Promptly upon any filing thereof, and in any event within ten (10) days after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or interim reports which Virbac or any of the other Borrowers shall file with the Securities and Exchange Commission;
          (viii) Promptly upon the mailing thereof to the shareholders of any of the Borrowers generally, and in any event within ten (10) days after such mailing, copies of all financial statements, reports, proxy statements and other material information so mailed;
          (ix) As soon as available and in any event within thirty (30) days prior to the beginning of each fiscal year of Borrowers, the consolidated and consolidating balance sheet, income statement and cash flow projections for Borrowers and their Subsidiaries for such fiscal year on a month-by-month basis, all in form and detail reasonably acceptable to Bank; and
          (x) With reasonable promptness, such further information regarding the business, affairs and financial condition of any of the Borrowers or any Subsidiary of any of the Borrowers as Bank may from time to time reasonably request.
          Bank is hereby authorized to deliver a copy of any financial statement or other information made available by any of the Borrowers to any regulatory authority having jurisdiction over Bank, pursuant to any request therefor.
     14. Borrowers hereby covenant and agree that on or before August 31, 2005, Borrowers shall deliver to Bank the consolidated balance sheet of Borrowers and their Consolidated Subsidiaries as of December 31, 2004 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year ended as of December 31, 2004, all with consolidating disclosures and setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with Generally Accepted Accounting Principles consistently applied and audited by and accompanied by the unqualified opinion of PriceWaterhouse Coopers. Any breach of the covenant set forth in this paragraph 14, or, if when delivered, the audited consolidated balance sheet of Borrowers and their Consolidated Subsidiaries as of December 31, 2004 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year ended as of December 31, 2004 are substantially altered from the drafts of such statements delivered to Bank on August 5, 2005, shall constitute an Event of Default under the Loan Agreement and the other Transaction Documents.
     15. Section 7.1(i)(i) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:.
     (i) Maintain a minimum Consolidated Net Worth at all times during the Term hereof of not less than $24,000,000.00;
     16. Section 7.1(i)(ii) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:.

     (ii) Maintain a ratio of Consolidated EBITDA for the four quarter period ending at each quarter-end and fiscal year end during the Term hereof, to Consolidated Debt Service determined as of such fiscal quarter-end and fiscal year-end, of at least 1.15 to 1.0;
     17. Section 7.1(c) of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:.
          (c) Consultations and Inspections. Each of the Borrowers will permit, and will cause each Subsidiary of any such Borrower to permit, Bank (and any Person appointed by Bank to whom Borrowers do not reasonably object) to discuss the affairs, finances and accounts of Borrowers and each Subsidiary of any of the Borrowers with the officers of each such Borrower and each Subsidiary of any of the Borrowers and their independent public accountants, all at such reasonable times and as often as Bank may reasonably request. Each of the Borrowers will also permit, and will cause each Subsidiary of any such Borrower to permit, inspection of its Properties, books and records by Bank during normal business hours or at other reasonable times, including, without limitation, the performance of a field audit of the Borrowers and their Subsidiaries and all Collateral and Third Party Collateral not less often than twice each year, which field audits shall be performed by an auditing firm selected by the Bank. Borrowers jointly and severally agree to pay Bank, on demand, audit fees in connection with any field audits or inspections conducted by or on behalf of the Bank of any Collateral or the Borrowers’ operations or business at the rates established from time to time by the Bank as its audit fees, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection. Borrower will reimburse Bank upon demand for all other reasonable costs and expenses incurred by Bank in connection with any inspection conducted by Bank while any Default or Event of Default under this Agreement has occurred and is continuing. The Borrower irrevocably authorizes Bank to communicate directly with its independent public accountants and irrevocably authorizes and directs such accountants to disclose to Bank any and all information with respect to the business and financial condition of the Borrower and each Subsidiary as Bank may from time to time reasonably request in writing.
     18. A new Section 8.18 shall be added to the Loan Agreement as an additional Event of Default immediately following Section 8.17 therein, as follows:
     8.18 that certain Subordination Agreement dated as of April 9, 2004 made by Virbac S. A. in favor of the Bank and acknowledged by the Borrowers (as amended or restated from time to time, the “Subordination Agreement”) shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Subordination Agreement shall be contested or denied by Virbac S. A., or if Virbac S. A. shall deny that it has any further liability or obligation under the Subordination Agreement or if any repayment of any of the Subordinated Indebtedness (as defined in such Subordination Agreement) shall occur except to the extent any such repayments constitute “Permitted Payments” (as defined in such Subordination Agreement);
     19. Section 9.14 of the Loan Agreement shall be deleted in its entirety and in its place shall be substituted the following:.

          9.14 NO ORAL AGREEMENTS; ENTIRE AGREEMENT. This notice is provided pursuant to Section 432.047, R.S.Mo. As used herein, “creditor” means Bank, the “credit agreement” means this Agreement, as previously amended and as amended by the Eighth Amendment, and “this writing” means this Agreement, as previously amended and as amended by the Eighth Amendment, all guaranties executed by any other Obligor, and any other agreement executed in connection herewith or therewith. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. This Agreement, as amended in writing from time to time, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.
     20. Provided Borrowers shall have delivered the audited December 31, 2004 fiscal year-end financial statements to Bank on or before August 31, 2005 as required under paragraph 14 above, Bank hereby waives the existing Events of Default under the Loan Agreement as such existing Events of Default are more fully set forth in that certain Forbearance Agreement dated as of April 9, 2004 made by and among Borrowers and Lender, as previously amended by a certain Amendment to Forbearance Agreement dated as of May 10, 2004 made by and among Borrowers and Lender, by a certain Second Amendment to Forbearance Agreement dated as of August 9, 2004 made by and among Borrowers and Lender, by a certain Third Amendment to Forbearance Agreement dated as of February 7, 2005 made by and among Borrowers and Lender, by a certain Letter Amendment dated as of April 1, 2005 made by and among Borrowers and Lender, and by a certain Fifth Amendment to Forbearance Agreement dated as of May 6, 2005 made by and among Borrowers and Lender. This paragraph is not and shall not be construed as a commitment on the part of Bank to waive any future Default or Event of Default under the Loan Agreement, and Borrowers shall not be entitled to expect any such future waiver. Lender hereby acknowledges that the Standstill Period in the Forbearance Agreement has terminated and is no longer in effect.
     21. Contemporaneously with the execution of this Eighth Amendment to Credit Agreement, the Revolving Credit Note made by the Borrowers payable to the order of Bank shall be amended and restated in the form of that certain Revolving Credit Note made by the Borrowers payable to the order of Bank attached hereto as Exhibit B, to extend the maturity thereof and to make certain amendments as set forth therein (as the same may from time to time be amended, modified, extended or renewed, the “Note”). All references in the Loan Agreement and the other Transaction Documents to the “Note,” the “Revolving Credit Note” and other references of similar import shall hereafter be amended and deemed to refer to the Note in the form of the Revolving Credit Note, as amended and restated in the form attached hereto as Exhibit B.
     22. Contemporaneously with the execution of this Eighth Amendment to Credit Agreement, the compliance certificate in the form of Exhibit E to the Loan Agreement shall be amended and restated in the form of the compliance certificate attached hereto as Exhibit E. All references in the Loan Agreement and the other Transaction Documents to “Exhibit E,” to the “compliance certificate,” to a

“certificate of the principal financial officers or controllers of Borrowers in the form attached hereto as Exhibit E” and other references of similar import shall hereafter be amended and deemed to refer to the form of compliance certificate as amended and restated in the form attached hereto as Exhibit E.
     23. Borrowers hereby agrees to reimburse Bank, upon demand, for all out-of-pocket costs and expenses, including reasonable legal fees and expenses of the attorneys for the Bank incurred by Bank in the preparation, negotiation and execution of this Eighth Amendment to Credit Agreement and all other documents, instruments and agreements relating to this Eighth Amendment to Credit Agreement with Bank.
     24. In consideration of the amendments made by Bank hereunder, Borrowers shall jointly and severally pay to Bank on the date hereof an amendment fee in the amount of $25,000.00, which fee shall be fully earned by Bank on the date hereof.
     25. The agreements of Bank contained herein are subject to the following preconditions:
          (a) Execution by each of the Borrowers of this Eighth Amendment to Credit Agreement;
          (b) Execution by each of the Borrowers of the amended and restated Note;
          (c) the execution by JPMorgan Chase Bank, N.A. of a Consent of Participant, in form and substance satisfactory to Bank;
          (d) the execution by VIRBAC S. A. of an Amendment to Subordination Agreement, in form and substance satisfactory to Bank;
          (e) a copy of resolutions of the Board of Directors of each of the Borrowers, duly adopted, which authorize the execution, delivery and performance of this Eighth Amendment to Credit Agreement and the other Transaction Documents, certified by the Secretary of each such Borrower;
          (f) such other documents as Bank may reasonably request; and
          (g) payment by Borrowers of the amendment fee required under paragraph 24 above.
     26. Borrowers hereby represent and warrant to Bank that:
          (a) The execution, delivery and performance by Borrowers of this Eighth Amendment to Credit Agreement and the amended and restated Note are within the corporate powers of Borrowers, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrowers of this Eighth Amendment to Credit Agreement and the amended and restated Note do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and none of the Borrowers is now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of such Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which any of the Borrowers is a party or by which any of them is bound or to which any of them is subject;

          (b) This Eighth Amendment to Credit Agreement and the amended and restated Note have been duly executed and delivered and constitute the legal, valid and binding obligations of Borrowers enforceable in accordance with their respective terms; and
          (c) As of the date hereof, all of the covenants, representations and warranties of Borrowers set forth in the Loan Agreement are true and correct and no “Event of Default” (as defined therein) under or within the meaning of the Loan Agreement has occurred and is continuing.
     27. All references in the Loan Agreement to “this Agreement” and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Eighth Amendment to Credit Agreement.
     28. This Eighth Amendment to Credit Agreement and the amended and restated Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign, transfer or delegate any of their rights or obligations hereunder.
     29. This Eighth Amendment to Credit Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri.
     30. In the event of any inconsistency or conflict between this Eighth Amendment to Credit Agreement and the Loan Agreement, the terms, provisions and conditions of this Eighth Amendment to Credit Agreement shall govern and control.
     31. The Loan Agreement and the Note, as hereby amended and modified, are and shall remain the binding obligations of Borrowers and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed. If any installment of principal or interest on the Note shall not be paid when due as provided in the Note, as hereby amended and modified, the holder of the Note shall be entitled to and may exercise all rights and remedies under the Note and the Loan Agreement, as amended.
     32. This notice is provided pursuant to Section 432.047, R.S.Mo. As used herein, “creditor” means Bank, the “credit agreement” means the Loan Agreement, as previously amended and as amended by this Eighth Amendment to Credit Agreement, and “this writing” means the Loan Agreement, as previously amended and as amended by this Eighth Amendment to Credit Agreement, all guaranties executed by any other Obligor, and any other agreement executed in connection herewith or therewith. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
The Loan Agreement, as amended by this Eighth Amendment to Credit Agreement, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment to Credit Agreement as of the date first written above.

VIRBAC CORPORATION
PM RESOURCES, INC.
ST. JON LABORATORIES, INC.
VIRBAC AH, INC.
FRANCODEX LABORATORIES, INC.
DELMARVA LABORATORIES, INC.
the “Borrowers”

By:	/s/ Jean M. Nelson

Name:	Jean M. Nelson
Title:	Executive Vice President and Chief Financial
Officer

FIRST BANK

By:	/s/ Traci L. Dodson

Traci L. Dodson, Vice President

EXHIBIT A
Borrowing Base Certificate
as of
     Pursuant to the Credit Agreement dated September 1999 and thereafter amended among Virbac Corporation and Subsidiaries (“Borrower) and First Bank (“Bank”), Borrower hereby warrants to Bank that as of the date indicated above, the information in this report is true and correct and that the total eligible accounts and eligible inventory referred to herein qualify per terms of the Credit Agreement. Borrower further represents and warrants to Bank that as of this date Borrower is in full compliance with all of its obligations under the Credit Agreement and all other Loan Documents and is not in default of any term or provision hereof or thereof.
1. Eligible Accounts Receivable

Total Accounts Receivable per attached aging of same date as this report hereof less: Accounts more than 90 days from date of invoice

less: Credits aged greater than 90 days from date of invoice and included above less: Accounts ineligible due to 10% taint

less: That portion of Accounts due from any Account Debtor that exceed 30% of Total Accounts Receivable less: Accounts due from any Account Debtor that is a shareholder, partner or related party of Borrower less: Rebate Accruals and Credit/Return Reserves

less: Accounts due from any Account Debtor located outside the continental United States of America less: Accounts for which Borrower is liable to Account Debtor for goods sold or services provided by Account Debtor less: Other ineligible accounts per Credit Agreement

TOTAL ELIGIBLE ACCOUNTS RECEIVABLE:	$
2. Eligible Inventory

Total Inventory per attached inventory listing of same date as this report hereof less: Work in process

less: Obsolete inventory

less: Consignment inventory

less: Inventory not maintained at one of the locations provided in the Security Agreements less: Inventory not usable or saleable, at prices not less than standard cost, to include packaging supplies less: Other ineligible inventory per Credit Agreement

TOTAL ELIGIBLE INVENTORY:	$
3. Borrowing Base

Total Eligible Accounts Receivable * 80%

Total Eligible Inventory * 50% (not to exceed $3,500,000.00)

Loan Value of Fixed Assets (not to exceed $9,000,000 less $250,000 times ___ (# of quarters since September, 2005))

TOTAL BORROWING BASE:	$
4. Loan Amount

Lesser of Borrowing Base or Bank’s Commitment ($15,000,000)

less: Outstanding Loan Balance

less: Issued and Outstanding Letters of Credit

TOTAL ADVANCES AVAILABLE:	$
Virbac Corporation

By:

Title:

Date:

EXHIBIT B
Revolving Credit Note

$15,000,000.00	St. Louis, Missouri
August 22, 2005
     FOR VALUE RECEIVED, on September 30, 2006 the undersigned, VIRBAC CORPORATION, a Delaware corporation (formerly known as Agri-Nutrition Group Limited), PM RESOURCES, INC., a Missouri corporation, ST. JON LABORATORIES, INC., a California corporation, FRANCODEX LABORATORIES, INC., a Kansas corporation, VIRBAC AH, INC., a Delaware corporation and DELMARVA LABORATORIES, INC., a Virginia corporation (collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of FIRST BANK, a Missouri state banking corporation (“Bank”), the principal sum of Fifteen Million Dollars ($15,000,000.00), or such lesser sum as may then be outstanding hereunder. The aggregate principal amount which Bank shall be committed to have outstanding hereunder at any one time shall not exceed the lesser of (i) Fifteen Million Dollars ($15,000,000.00), or (ii) the “Borrowing Base” (as defined in the Loan Agreement (as hereinafter defined)), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Loan Agreement hereinafter identified.
     Borrowers further jointly and severally promise to pay to the order of Bank interest on the principal amount from time to time outstanding hereunder prior to maturity from the date disbursed until paid at the rate or rates per annum required by the Loan Agreement. All accrued and unpaid interest with respect to each principal disbursement made hereunder shall be payable on the dates set forth in Section 3.6 of the Loan Agreement and at the maturity of this Note, whether by reason of acceleration or otherwise. After the maturity of this Note, whether by reason of acceleration or otherwise, interest shall accrue and be payable on demand on the entire outstanding principal balance hereunder until paid at a rate per annum equal to Three and Three-Fourths Percent (3.75%) over and above the Prime Rate, fluctuating as and when said Prime Rate shall change. All payments hereunder (other than prepayments) shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal. All prepayments hereunder shall be applied solely to the payment of principal.
     All payments of principal and interest hereunder shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Bank situated at 135 North Meramec, Clayton, Missouri 63105, or at such other place as the holder hereof shall designate in writing. Interest shall be computed on an actual day, 360-day year basis.
     Bank may record the date and amount of all loans and all payments of principal and interest hereunder in the records it maintains with respect thereto. Bank’s books and records showing the account between Bank and Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
     This Note is the Note referred to in that certain Credit Agreement dated as of September 7, 1999 made by and between Borrowers and Bank (as the same may from time to time be amended, the “Loan Agreement”), to which Loan Agreement reference is hereby made for a statement of the terms and conditions upon which the maturity of this Note may be accelerated, and for other terms and conditions, including prepayment, which may affect this Note. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.
     This Note is secured by that certain Security Agreement dated as of May 14, 1998 executed by Virbac Corporation in favor of Bank, by that certain Security Agreement dated as of May 14, 1998 and executed by PM Resources, Inc. in favor of Bank, by that certain Security Agreement dated as of May 14, 1998 executed by St. JON Laboratories, Inc. in favor of Bank, by that certain Security Agreement dated as of September 7, 1999 and executed by Virbac AH, Inc. in favor of Bank, by that certain Security Agreement dated as of September 7, 1999 executed by Francodex Laboratories, Inc. in favor of Bank and by that certain Security Agreement dated as of September 3, 2003 executed by Delmarva Laboratories, Inc. in favor of Bank (as the same may from time to time be amended, the “Security Agreements”), to which Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is also secured by that certain Deed of Trust and Security Agreement dated September 9, 1993 and executed by PM Resources, Inc. in favor of Katherine D. Knocke, as trustee for Bank and by that certain Deed of Trust and Security Agreement dated September 3, 2003 executed by Virbac Corporation in favor of David F. Weaver, as trustee for Bank (as the same may from time to time be amended, the “Deeds of Trust”), to which Deeds of Trust reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is also secured by that certain Agreement of Pledge dated as of September 7, 1999 and executed by Virbac Corporation in favor of Bank and by that certain Agreement of Pledge dated as of September 7, 1999 and executed by Virbac AH, Inc. in favor of Bank (collectively, as the same may from time to time be amended, the “Pledge Agreements”), to which Pledge Agreements reference is hereby made for a description of the additional security and a statement of the terms and conditions upon which this Note is further secured.
     This Note is also secured by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Virbac Corporation in favor of Bank, by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Virbac AH, Inc. in favor of Bank and by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Delmarva Laboratories, Inc. in favor of Bank (collectively, as the same may from time to time be amended, the “IP Security Agreements “), to which IP Security Agreements reference is hereby made for a description of the additional security and a statement of the terms and conditions upon which this Note is further secured.
     If any of the Borrowers shall fail to make any payment of any principal of or interest on this Note as and when the same shall become due and payable, or if an “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement, any of the Security Agreements, the Deeds of Trust or any of the Pledge Agreements, Bank may, at its option, terminate its obligation to make any additional loans under this Note and Bank may further declare the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable.
     In the event that any payment of any principal of or interest on this Note shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection or for foreclosure of any of the Security Agreements, any of the Deeds of Trust or any of the Pledge Agreements securing payment hereof or for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, Borrowers jointly and severally promise to pay, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.
     This Revolving Credit Note is a renewal, restatement and continuation of the obligations due Bank as evidenced by a Revolving Credit Note dated May 6, 2005 from Borrower payable to the order of Bank in the maximum principal amount of $15,000,000.00 (the “Prior Note”), and is not a novation thereof. All interest evidenced by the Prior Note being amended and restated by this instrument shall continue to be due and payable until paid.

VIRBAC CORPORATION

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and
Chief Financial Officer

PM RESOURCES, INC.

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and
Chief Financial Officer

ST. JON LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and
Chief Financial Officer

VIRBAC AH, INC.

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and
Chief Financial Officer

FRANCODEX LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and
Chief Financial Officer

DELMARVA LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and
Chief Financial Officer

EXHIBIT E
August 22, 2005
First Bank
135 North Meramec
St. Louis, Missouri 63105
Attention: Traci Dodson
Gentlemen:
          Reference is hereby made to that certain Credit Agreement dated September 7, 1999, by and between you, Virbac Corporation, St. JON Laboratories, Inc., PM Resources, Inc., Virbac AH, Inc., Francodex Laboratories, Inc. and Delmarva Laboratories, Inc. (as amended through and including the date hereof, the “Agreement”). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.
          The undersigned hereby certify to you that as of the date hereof:
          (a) all of the representations and warranties set forth in Section 6 of the Agreement are true and correct as if made on the date hereof;
          (b) no violation or breach of any of the affirmative covenants set forth in Section 7.1 of the Agreement has occurred and is continuing;
          (c) no violation or breach of any of the negative covenants set forth in Section 7.2 of the Agreement has occurred and is continuing;
          (d) no Default or Event of Default under or within the meaning of the Agreement has occurred and is continuing;
          (e) the financial statements of Borrowers and their respective Consolidated Subsidiaries delivered to you with this letter are true, correct and complete and have been prepared in accordance with Generally Accepted Accounting Principles consistently applied; and

          (f) the financial covenant information set forth in Schedule 1 to this letter is true and correct.

Very truly yours,

VIRBAC CORPORATION

By:	/s/ Jean M. Nelson

Title:	Jean M. Nelson, Executive Vice President and
Chief Financial Officer

PM RESOURCES, INC.

By:	/s/ Jean M. Nelson

Title:	Jean M. Nelson, Executive Vice President and
Chief Financial Officer

ST. JON LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Title:	Jean M. Nelson, Executive Vice President and
Chief Financial Officer

VIRBAC AH, INC.

By:	/s/ Jean M. Nelson

Title:	Jean M. Nelson, Executive Vice President and
Chief Financial Officer

FRANCODEX LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Title:	Jean M. Nelson, Executive Vice President and
Chief Financial Officer

DELMARVA LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Title:	Jean M. Nelson, Executive Vice President and
Chief Financial Officer

SCHEDULE 1
Financial Covenant Information
as of                     , ______
(All determined pursuant to Generally Accepted Accounting
Principles and the definitions set forth in the Credit Agreement)
A. CONSOLIDATED EBITDA
     (for Virbac and its Consolidated Subsidiaries for the four fiscal quarters ending                     , ___)

1. Consolidated Net Income	$

2. Consolidated Interest Expense	$

3. Consolidated Tax Expense	$

4. Depreciation and amortization expenses	$

5. Extraordinary losses	$

6. Losses from the disposition of Property	$

7. Goodwill and Other Intangible Assets Impairment	$

8. Extraordinary gains	$

9. Gains from the disposition of Property	$

10. Consolidated EBITDA (Sum of A.1 through A.7 minus A.8 and A.9)	$

B. MINIMUM CONSOLIDATED NET WORTH
     (for Virbac and its Consolidated Subsidiaries as of the month ended ______, ___)

1. Current Consolidated Net Worth	$

2. Minimum Consolidated Net Worth required by Section 7.1(i)(i)	$	24,000,000.00
C. MINIMUM CONSOLIDATED DEBT SERVICE COVERAGE RATIO
     (for Virbac and its Consolidated Subsidiaries for the four fiscal quarters ending ______, ___)

1. Consolidated EBITDA (from A.10 above)	$

2. Scheduled Principal Payments on Senior borrowed money Indebtedness	$

3. Principal Payments on Subordinated Indebtedness	$

4. Consolidated Interest Expense	$

5. Consolidated Debt Service (Sum of C.2+C.3+C.4)	$

6. Consolidated Debt Service Coverage Ratio (C.1 divided by C.5)		to 1.00
7. Minimum Required Consolidated Debt Service Coverage
Ratio per Section 7.1(i)(ii)		1.15 to 1.00